Exhibit 3.1

Amended and Restated Bylaws of

Riot Platforms, Inc.

(a Nevada corporation)

Amended and Restated as of March 26, 2026

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

Article IX – Amendments		28
Article X - Forum Selection		29
Article XI - Construction and Definitions		29
11.1	Construction	29
11.2	Definitions	30

iii

Amended and Restated Bylaws of

Riot Platforms, Inc.

Article I - Corporate Offices

1.1Registered Office.

The registered office of Riot Platforms, Inc. (the “Corporation”), and the name of its registered agent at such address, shall be as set forth in the Corporation’s articles of incorporation, as amended and/or restated from time to time (the “Articles of Incorporation”).

1.2Other Offices.

The Corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places, within or outside the State of Nevada, where the Corporation may wish and is qualified to do business.

Article II - Meetings of Stockholders

2.1Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the Board and stated in the notice of meeting (unless the meeting is to be held solely by remote communication). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 320 of Chapter 78 of Nevada Revised Statutes (as may be amended from time to time, the “NRS”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office. If authorized by the Board, subject to any guidelines and procedures adopted by the Board, stockholders, persons entitled to vote on behalf of a stockholder, attorneys-in-fact for stockholders, and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in, and vote at, a meeting of stockholders.

2.2Annual Meeting.

The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any), as shall be designated from time to time by the Board, and shall be identified in the Corporation’s notice of the meeting. At the annual meeting, directors shall be elected, and any other business properly before the meeting in accordance with Section 2.3 of these Bylaws may be transacted. The Board may postpone, reschedule, or cancel any annual meeting of stockholders.

2.3Notice of Business to be Brought before a Meeting.

(i)Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) as specified in a notice of meeting pursuant to the Corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board or the Chairperson of the Board, or (C) by a stockholder of the Corporation who (1)

is a stockholder of record of shares of the Corporation both at the time of giving notice required in this Section 2.3 and at the time of the meeting and is entitled to vote at the meeting, and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.3. In addition, for business to be properly brought before a meeting of the stockholders, such proposal must be a proper matter for stockholder action pursuant to these Bylaws and applicable law, except for proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (C) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.

(a)For purposes of this Section 2.3, “present in person” shall mean that the stockholder proposing the business brought before the annual meeting of the stockholders, or a qualified representative of such proposing stockholder, appear at such annual meeting, either in person or virtually as required by the Corporation. A “qualified representative” shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(ii)Timing of Notice by a Stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must: (A) provide Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.3. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than forty-five (45) days nor more than seventy-five (75) days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation (“Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend any time period for the giving of Timely Notice as described above.

(iii)Content of Notice. To be in proper form for purposes of this Section 2.3, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(a)As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person including, if applicable, the name and address that appear on the Corporation’s books and records, and (2) the class or series and number of shares of the Corporation that are owned of record, or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act), by such Proposing Person (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”). The term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation;

(b)As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) (a “Synthetic Equity Position”) and any shares of any class or series of shares of the Corporation, directly or indirectly held; provided that the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of determination; and provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (5) any direct or indirect interest in any material contract or agreement of such Proposing Person with the Corporation or affiliate of the Corporation, (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(c)As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws or the Articles of Incorporation, the language of the proposed amendment, (3) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity in connection with the proposal of such business, and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv)Notice, Update and Supplement. A stockholder providing notice under this Section 2.3 shall update and supplement its notice to the Corporation of its intent to propose business at any annual meeting, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for stockholders entitled to notice of the meeting and entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after such record date(s) (in the case of the update and supplement required for such information to be true and correct as of such record date(s)), and not later than eight (8) business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required for such information to be true and correct as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal.

(v)General. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.3. The presiding person of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.3, and if they should so determine, they shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This Section 2.3 is intended to apply to business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 of the Exchange Act. In addition to the requirements of this Section 2.3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.3 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.4Notice of Nominations for Election to the Board.

(i)Director Nominations at Annual Meetings or Special Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election (or, in the case of an annual meeting, re-election) to the Board shall be made at an annual meeting or special meeting of stockholders only (A) by or at the direction of the Board, or (B) by a stockholder present in person who (1) was a stockholder of record at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 and Section 2.5 as to such notice and nomination. The foregoing clause (B) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(ii)Advance Notice of Director Nominations. Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or a special meeting, the stockholder must (A) provide Timely Notice (as defined in Section 2.3; provided, that for purposes of this Section 2.4, “Timely Notice” with respect to a stockholder’s notice for nominations to be made at a special meeting shall mean such notice is delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the sixtieth (60th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made), (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required by this Section 2.4 and Section 2.5, and (C) provide any updates or supplements to such notice as required by this Section 2.4 and Section 2.5.

(a)Timing of Notice by a Stockholder. Director nominations, other than those made by or at the direction of the Board, shall (1) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (2) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.4 and Section 2.5 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period or extend a time period for the giving of a stockholder’s notice in accordance with the requirements for providing Timely Notice.

(b)In no event may a Nominating Person (as defined in Section 2.4(iii)) provide notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to the provision of such notice by a Nominating Person, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (1) the conclusion of the time period for Timely Notice or (2) the tenth day (10th) following the date of public disclosure of such increase.

(iii)Content of Notice. To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(a)As to each Nominating Person, the Stockholder Information (as defined in Section 2.3(iii)(a), except that for purposes of this Section 2.4, the term “Nominating Person” shall be substituted for the term “Proposing Person”);

(b)As to each Nominating Person, any Disclosable Interests (as defined in Section 2.3(iii)(b), except that for purposes of this Section 2.4, the term “Nominating Person” shall be substituted for the term “Proposing Person”); and

(c)As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.4 and Section 2.5 if such candidate for nomination were a Nominating Person, (2) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act and any other applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder (including such candidate’s written consent to being named in a proxy statement relating to the registrant’s next meeting of stockholders at which directors are to be elected and to serving as a director if elected), (3) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) through (3) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(i).

The term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(iv)Notice, Update and Supplement. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to notice of the meeting entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after such record date(s) (in the case of the update and supplement required for such information to be true and correct as of such record date(s)), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required for such information to be true and correct as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(v)General. In addition to the requirements of this Section 2.4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the provisions of this Section 2.4, unless otherwise required by law, (A) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (B) if any

Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates. Upon request by the Corporation, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

2.5Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i)Director Eligibility Requirements. To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.4 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary of the Corporation at the principal executive offices of the Corporation, (A) a completed written questionnaire (in the form provided by the Corporation upon written request therefor) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (B) a written representation and agreement (in the form provided by the Corporation upon written request therefor) that such candidate for nomination (1) consents to and will cooperate with any background checks, requests for information, and regulatory filings and disclosures reasonably requested by the Board in connection with any regulations applicable to, or licenses held by, the Corporation, (2) is not and, if elected as a director, during his or her term of office will not become, a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such candidate for nomination, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or any other agreement, arrangement, understanding or commitment that could limit or interfere with such candidate’s ability to comply, if elected as a director of the Corporation, with such candidate’s fiduciary duties under applicable law, (3) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed in such written representation and agreement, (4) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies, procedures and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies, procedures and guidelines then in effect), and (5) if elected as director of the Corporation, intends to serve the entire term until the next annual meeting of stockholders at which such director’s would face re-election.

(ii)The Board may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation and to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines and other relevant policies then in effect. Such other information shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board has been delivered to, or mailed to and received by, the Nominating Person.

(iii)Director Eligibility, Update and Supplement. A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to notice of the meeting and entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after such record date(s) (in the case of the update and supplement required for such information to be true and correct as of such record date(s)), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required for such information to be true and correct as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(iv)No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.4 and this Section 2.5, as applicable. The presiding person at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.4 and this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(v)Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination by a Nominating Person shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.4 and this Section 2.5.

2.6Special Meetings of Stockholders.

(i)Calling of Meeting. A special meeting of the stockholders may be called at any time only by (a) a resolution adopted by a majority of the Board, or (b) request of the Secretary of the Corporation, who shall submit such request stating the purpose of such meeting following his or her receipt of a demand to call a special meeting by the stockholders who hold, and have held continuously for a period of at least one year prior to such record date, not less than one-quarter (1/4) in voting power of the stock of the Corporation issued and outstanding (the “Requisite Percentage”).

(ii)Notice of Meeting. The notice of a special meeting shall include the purpose or purposes for which the meeting is called. The business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, except in accordance with this Section 2.6. Stockholders who nominate persons for election to the Board at a special meeting must also comply with the requirements set forth in Section 2.4 and Section 2.5 of these Bylaws. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

(iii)Demand Record Date. No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.6(i) unless a stockholder of record has first submitted a request in writing that the Board fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request for a Demand Record Date shall be in proper form and delivered to, or mailed to and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. To be in proper form for purposes of this Section 2.6, a request by a stockholder for the Board to fix a Demand Record Date shall set forth:

(a)As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2.3(iii)(a), except that for purposes of this Section 2.6, the term “Requesting Person” shall be substituted for the term “Proposing Person”);

(b)As to each Requesting Person, any Disclosable Interests (as defined in Section 2.3(iii)(b), except that for purposes of this Section 2.6, the term “Requesting Person” shall be substituted for the term “Proposing Person” and the disclosure with respect to the business to be brought before the meeting in Section 2.3(iii)(b) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(c)As to the purpose or purposes of the special meeting, (1) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (2) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Requesting Persons or between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(d)If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 2.6(iii), the term “Requesting Person” shall mean (A) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (C) any affiliate of such stockholder or beneficial owner.

(iv)Demand Record Date Timing. Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.6 from any stockholder of record, the Board may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board. If no resolution fixing a Demand Record Date has been adopted by the Board within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.6 to the contrary, no Demand Record Date shall be fixed if the Board determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (b), (d), (e) or (f) of Section 2.6(vi).

(v)Demand Content. Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.6(i) unless stockholders of record as of the Demand Record Date who hold the Requisite Percentage timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.6(i). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.6, a demand to call a special meeting shall set forth (a) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)), the information required to be provided pursuant to this Section 2.6 of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary of the Corporation at any time prior to the special meeting. If any such revocation(s) are received by the Secretary of the Corporation after the Secretary’s receipt of written demand(s) from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

(vi)Ineffective Demand. The Secretary of the Corporation shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (a) that does not comply with this Section 2.6, (b) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (c) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (d) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (e) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary of the Corporation receives such demand, or (f) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of the Corporation of such demand to call a special meeting.

(vii)Call for Special Meeting. After receipt of a demand or demands in proper form and in accordance with this Section 2.6 from a stockholder or stockholders holding the Requisite Percentage, the Secretary of the Corporation shall request, and the Board shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demand(s) received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at such special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.13 of these Bylaws. The Board shall provide written notice of such special meeting to the stockholders in accordance with Section 2.8.

(viii)Demand Update and Supplement. In connection with a special meeting called in accordance with this Section 2.6, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Section 2.6 or who delivered a demand to call a special meeting to the Secretary of the Corporation shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the special meeting (in the case of the update and supplement required for such information to be true and correct as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required for such information to be true and correct as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(ix)General. Notwithstanding anything in these Bylaws to the contrary, the Secretary of the Corporation shall not be required to call a special meeting pursuant to this Section 2.6 except in accordance with this Section 2.6. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.6, or shall determine that the stockholder or stockholders requesting that the Board fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.6, then the Board shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.6, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

2.7Action by Written Consent in Lieu of a Meeting.

(i)Action without a Meeting. Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken (A) shall be signed by holders of record on the record date established pursuant to Section 2.7(ii) below (the “Written Consent Record Date”) of not less than 3/4 or (75%) of the total outstanding shares of the Corporation and (B) shall be delivered to the Corporation at its registered office in the State of Nevada, at its principal place of business, the Secretary of the Corporation, or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 2.7, written consents signed by a sufficient number of holders to take such action are delivered to the

Corporation in the manner described in this Section 2.7. Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.

(ii)Written Consent Record Date. Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 2.7(ii) from any such stockholder, the Board may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date has been adopted by the Board within such ten (10) day period after the date on which such a request is received, (A) the Written Consent Record Date for determining stockholders entitled to consent to such action, when no prior action of the Board is required by applicable law, shall be the first date on which valid signed written consents constituting the applicable percentage of the outstanding shares of the Corporation and setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.7, and (B) the Written Consent Record Date for determining stockholders entitled to consent to such action, when prior action by the Board is required by applicable law, shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(iii)Written Consent Content. To be in proper form for purposes of this Section 2.7, a request by a stockholder for the Board to fix a Written Consent Record Date shall set forth:

(a)As to each Soliciting Person (as defined below), the Stockholder Information (as defined in Section 2.3(iii)(a), except that for purposes of this Section 2.7, the term “Soliciting Person” shall be substituted for the term “Proposing Person”);

(b)As to each Soliciting Person, any Disclosable Interests (as defined in Section 2.3(iii)(b)), except that for purposes of this Section 2.7, the term “Soliciting Person” shall be substituted for the term “Proposing Person” and the disclosure in clause (A) of Section 2.3(iii)(b) shall be made with respect to the action or actions proposed to be taken by written consent);

(c)As to the action or actions proposed to be taken by written consent, (1) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (2) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders, and (3) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Soliciting Persons and between or among any Soliciting Person and any other person or entity (including their names) in connection with the request or such action or actions; and

(d)If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Requesting Person proposes to elect as a director by written consent.

For purposes of this Section 2.7, the term “Soliciting Person” shall mean (A) the stockholder making a request for the Board to fix a record date and proposing the action or actions to be taken by written consent, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (C) any affiliate of such stockholder or beneficial owner.

(iv)Written Consent, Update and Supplement. In connection with an action or actions proposed to be taken by written consent in accordance with this Section 2.7, the stockholder or stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 2.7 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required for such information to be true and correct as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required for such information to be true and correct as of five (5) business days prior to the commencement of the consent solicitation). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any written consent provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a written consent hereunder to amend or update any proposal, including by changing or adding nominees, matters, business or proposed resolutions.

(v)General. Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 2.7. If the Board shall determine that any request to fix a Written Consent Record Date or to take stockholder action by written consent was not properly made in accordance with this Section 2.7, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 2.7, then the Board shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 2.7 with respect to stockholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

2.8Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given to each stockholder entitled to vote at such meeting in accordance with Section 7.1 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall also include the record date for determining the stockholders entitled to vote at the meeting.

2.9Quorum.

(i)Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of not less than one-third (1/3) of the stock issued and outstanding and entitled to vote, present in person or by remote communication, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series is required, the presence in person or by remote communication, or represented by proxy, of the holders of not less than one-third (1/3) of the outstanding shares of such class or series shall be sufficient to constitute a quorum with respect to that matter.

(ii)Once established at a meeting, a quorum shall not be broken by the withdrawal of enough votes to leave less than a quorum. If a quorum is not present or represented at any meeting of the stockholders, then either (a) the person presiding over the meeting or (b) a majority of the stockholders entitled to vote at the meeting, present in person or by remote communication, or represented by proxy, shall have power to recess or adjourn the meeting in the manner provided in Section 2.10 of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.10Adjourned Meeting; Notice of Adjournment.

When a meeting is adjourned to another time or place, unless as otherwise required by these Bylaws, notice need not be given of the adjourned meeting if the date, time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Notwithstanding the foregoing, if the adjournment is for more than sixty (60) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.11Conduct of Business.

The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting whether held in person or remotely, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.

2.12Voting.

Stockholders shall be entitled to one (1) vote for each share of capital stock held by such stockholder, except as may be otherwise provided in the Articles of Incorporation, these Bylaws or the NRS.

Except as otherwise provided by the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law, each matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be approved if the number of votes cast in favor of the action exceed the number of votes cast against the action (excluding abstentions and broker non-votes) on such matter. Directors shall be elected by a plurality of the votes cast at any duly called or convened meeting of stockholders at which a quorum is present.

2.13Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.14Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, which is compliant therewith and in all cases filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after six (6) months from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a) One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the stockholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b) The stockholder executing the original written proxy revokes the proxy by attending a stockholders’ meeting and voting its shares in person, in which case any votes cast by that stockholder’s previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

The death or incapacity of the stockholder appointing a proxy shall not revoke the proxy’s authority unless the Corporation receives notice of the death or incapacity before the proxy is exercised. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.15List of Stockholders Entitled to Vote.

The Corporation shall prepare, as of the record date fixed for a meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder (and such stockholder’s agents or attorneys) during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any meeting of stockholders.

2.16Inspectors of Election.

Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. An inspector may be an officer or employee of the Corporation, or a designee as chosen by the Board or the Corporation’s officers. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i)determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)count and tabulate all votes;

(iii)make a written report of the results;

(iv)determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)certify it’s or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before discharging of the duties of inspector, shall take and sign an oath to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint persons to assist them in performing their duties as they determine, and may rely on information provided by such persons, unless the inspectors believe reliance is unwarranted.

2.17Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof, such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

Article III - Directors

3.1Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided in the Articles of Incorporation or the NRS.

3.2Number of Directors.

The total number of directors constituting the Board shall be determined from time to time by resolution of the Board, subject to the Articles of Incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these Bylaws, and subject to the Articles of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office for the term for which such director is elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders, unless otherwise required by the Corporation’s Corporate Governance Guidelines. The Articles of Incorporation or these Bylaws may prescribe qualifications for directors.

Until the election of directors at the 2029 annual meeting of stockholders, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, designated as Class I, Class II and Class III. Any director elected prior to the 2026 annual meeting of stockholders shall hold office for a three-year term expiring at the annual meeting of stockholders held in the third year following the director’s election. Each Class II director elected at the 2026 annual meeting of stockholders shall hold office for a term expiring at the 2029 annual meeting of stockholders. Each Class III director elected at the 2027 annual meeting of stockholders shall hold office for a term expiring at the 2029 annual meeting of stockholders. Each Class I director elected at the 2028 annual meeting of stockholders shall hold office for a term expiring at the 2029 annual meeting of stockholders. At the 2029 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. For so long as the Board remains divided into classes, if the number of directors is thereafter changed, any newly created directorships or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Directors shall be elected at the annual meeting of the stockholders of the Corporation by a plurality of votes as provided for in Article II. If, for any cause, the directors shall not have been elected at an annual meeting of stockholders, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

3.4Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Articles of Incorporation or these Bylaws, vacancies resulting from the death, resignation, retirement, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5Place of Meetings; Means of Communication for Meetings.

The Board may hold meetings, both regular and special, either within or outside the State of Nevada.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone, online conference service or other means of communications by means of which all persons participating in the meeting identities can be verified and the participants can hear each other and each have a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner, and such participation in a meeting pursuant to this Section 3.5 shall constitute presence in person at the meeting.

3.6Regular Meetings.

Regular meetings of the Board shall take place at such time and at such place as has been designated by the Chief Executive Officer, the President, the Chairperson of the Board or the Board and publicized among all directors, either orally or in writing, by telephone, electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7Special Meetings; Notice.

Special meetings of the Board may be called for any purpose or purposes at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary of the Corporation or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)delivered personally by hand, by courier or by telephone;

(ii)sent by United States first-class mail, postage prepaid;

(iii)sent by electronic mail; or

(iv)sent by other means of electronic transmission,

directed to each director at such director’s address, telephone number, electronic mail address or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least two (2) days before the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least five (5) days before the holding of the meeting. The notice must specify the date, time and place of the meeting. The notice need not specify the purpose of the meeting.1

3.8Quorum.

At all meetings of the Board, unless otherwise provided by the Articles of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9Board Action without a Meeting.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board or committee, as applicable.

3.10Fees and Compensation of Directors.

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

3.11Chairperson.

The Board may, in its discretion, choose a Chairperson of the Board from among its members, who shall preside at meetings of the stockholders and of the Board, as well as a Vice Chairperson of the Board. The Chairperson shall have such other powers and shall perform such other duties as shall be designated by the Board. The Chairperson shall serve until his or her successor is chosen and qualified but may be removed as the Chairperson (but not as a director) at any time by the affirmative vote of a majority of the Board.

Article IV - Committees

4.1Committees of Directors.

The Board may, by resolution adopted by a majority of the Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the NRS to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any of these Bylaws.

4.2Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)Section 3.5 (place of meetings; means of communication for meetings);

(ii)Section 3.6 (regular meetings);

(iii)Section 3.7 (special meetings; notice);

(iv)Section 3.9 (Board action without a meeting); and

(v)Section 7.2 (waiver of notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)the time of regular meetings of committees may be determined by resolution of the committee;

(ii)special meetings of committees may also be called by the chairperson of the applicable committee; and

(iii)the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Articles of Incorporation or applicable law.

4.4Subcommittees.

Unless otherwise provided in the Articles of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

5.1Officers.

The officers of the Corporation shall include a President, a Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board, a Chief Executive Officer, Chief Financial Officer, a Chairperson, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. The same person may hold any number of offices. No officer need be a stockholder or director of the Corporation.

5.2Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6Representation of Shares of Other Corporations.

The Chairperson, the Chief Executive Officer, or the President, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

5.9Chairperson of the Board

The Chairperson of the Board shall have the powers and duties customarily and usually associated with the office of the Chairperson of the Board. The Chairperson of the Board shall preside at meetings of the stockholders and of the Board.

5.10Chief Executive Officer

The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the Corporation customarily and usually associated with the position of Chief Executive Officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairperson of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairperson of the Board, the Chief Executive Officer shall perform the duties and exercise the powers of the Chairperson of the Board unless otherwise determined by the Board.

Article VI - General Matters

6.1Execution of Corporate Contracts and Instruments.

Except as otherwise provided in these Bylaws, the Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

6.2Stock Certificates; Partly Paid Shares.

The shares of the Corporation may, but need not, be represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any officer authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, President, Vice President, Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. Each certificate may also be signed by any other officer or officers designated by the Board and may bear the corporate seal. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.3Special Designation of Certificates.

If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) must be summarized on the front or back of each certificate, if there be any shares represented by certificates. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the stockholder a full statement of this information on request and without charge.

6.4Lost, Stolen, or Destroyed Certificates.

Except as provided in this Section, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.5Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system is permitted in accordance with applicable law.

6.6Dividends.

The Board, subject to any restrictions contained in either the NRS or the Articles of Incorporation, may declare and pay distributions or share dividends, at their sole discretion. Dividends may be paid in cash or in shares of the Corporation’s capital stock.

6.7Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board, from time to time, as the Board shall determine.

6.8Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or an electronic image thereof to be impressed or affixed or in any other manner reproduced.

6.9Transfer of Stock.

Shares of stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of any certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps; provided however, that such transfer is not prohibited by the Articles of Incorporation, these Bylaws, applicable law or contract. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

The Board shall have the power to appoint one or more registrars and transfer agents for the registration and transfer of certificates of stock of any class and may require that certificates be countersigned and registered by one or more of such registrars and transfer agents.

6.10Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the NRS.

6.11Registered Stockholders.

The Corporation:

(i)shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Article VII - Notice and Waiver of Notice

7.1Delivery of Notice; Notice by Electronic Transmission.

Notice of any meeting of stockholders shall be deemed given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address, or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder upon written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(ii)	if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission if (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation, and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2Waiver of Notice.

If notice is required to be given under any provision of the NRS, the Articles of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business, because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless otherwise required by the Articles of Incorporation or these Bylaws. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting.

Article VIII - Indemnification

8.1Certain Definitions.

For purposes of this Article, (a) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Corporation as a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary administrator, partner, member or manager) of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (b) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

8.2Indemnification of Directors and Officers.

Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an Unsuitable Person (as defined in Article VII of the Articles of Incorporation).

Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

8.3Expenses.

The expenses incurred by Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation, or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding. The payment of such expenses shall be paid upon receipt of a written request therefor and an undertaking by or on behalf of the Indemnitee to repay such amounts if it shall be ultimately determined, by a court of competent jurisdiction, that such Indemnitee is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

8.4Indemnification of Employees and Other Persons.

The Corporation may indemnify employees and agents as though they were Indemnitees, subject to the provisions of this Article VIII, to the extent not prohibited by the NRS or other applicable law. The Board shall have the power to determine whether employees or agents shall be indemnified and shall have the power to delegate the determination as the Board so chooses.

8.5Non-Exclusivity of Rights.

The rights to indemnification provided in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

8.6Insurance.

The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

8.7Other Financial Arrangements.

The other financial arrangements which may be made by the Corporation may include the following: (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (d) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

8.8Other Matters Relating to Insurance or Financial Arrangements.

Any insurance or other financial arrangement made on behalf of a person pursuant to this Article VIII may be provided by the Corporation or any other person approved by the Board, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (a) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article VIII and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

8.9Amendment.

The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 8.9. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article IX), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Article IX; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

Article IX - Amendments

The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Articles of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class, at any meeting at which a proposal to amend or repeal these Bylaws is properly presented.

Article X - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, a federal district court in Nevada) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the NRS or the Articles of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation or any director, officer or other employee of the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Nevada (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Nevada in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article XI - Construction and Definitions

11.1Construction.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the NRS shall govern the construction of these Bylaws. References in these Bylaws to any provision of the NRS shall be deemed to include any amendments thereto. These Bylaws are adopted subject to the NRS and the Articles of Incorporation. Whenever these Bylaws may conflict with the NRS or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation. Whenever the words “include”, “includes”, and “including” are used in these Bylaws, they shall be deemed to be followed by the words “without limitation”. The word “will” is to be construed to have the same meaning as the word “shall”. The definitions contained in these Bylaws are applicable to the singular as well as the plural forms of such terms.

11.2Definitions.

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form or process of communication, not directly involving the physical transmission of paper or another tangible medium, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reproduced by a recipient thereof, and that may be retrievable in paper form by the recipient through an automated process used in conventional commercial practice.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique username or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature and shall include any successor (by merger or otherwise) of such entity.

Riot Platforms, Inc.

Certificate of Amendment and Restatement of Bylaws

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Riot Platforms, Inc., a Nevada corporation (the “Corporation”), and that the foregoing bylaws were approved on March 26, 2026, effective as of March 26, 2026, by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of March, 2026.

/s/ William Jackman
William Jackman
Chief Legal Officer and Secretary